Exhibit 99.1

DIRTT Announces Leadership Changes

CALGARY, Alberta, June 3, 2022 (GLOBE NEWSWIRE) — DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (Nasdaq: DRTT, TSX: DRT) today announced the departure of Jennifer Warawa as Chief Commercial Officer, and Jeffrey Calkins as Chief Operating Officer and Interim Co-CEO.

Ken Sanders, Board Chair, commented: “DIRTT’s Board of Directors continues to be impressed with the energy, creativity, teamwork, and passion that exists across the organization. At the same time, we are committed to building a more streamlined, agile, and tightly integrated company that is best positioned for sustainable growth and financial performance in the future. We are grateful for Jennifer’s and Jeff’s contributions to DIRTT over the past several years and we wish them all the best. We are also grateful to our clients, partners, and employees for their ongoing commitment to DIRTT.”

DIRTT also provided an update on its permanent CEO search. Mr. Sanders also commented: “The search for a permanent CEO remains a top priority and we have been actively interviewing candidates over the past several weeks. We expect to have a permanent CEO in place no later than July.”

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking information” and “forward-looking statements” (collectively, “Forward-Looking Information”) as defined under applicable provisions of the United States Private Securities Litigation Reform Act of 1995, and Section 21E of the Exchange Act and within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, is Forward-Looking Information. When used in this news release, the words “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify Forward-Looking Information, although not all Forward-Looking Information contains such identifying words. Forward-Looking Information, by its nature, is based on assumptions, and is subject to important risks and uncertainties. You should not rely on any Forward-Looking Information, which represents our beliefs, assumptions and estimates only as of the dates on which it was made, as predictions of future events. We undertake no obligation to update this Forward-Looking Information, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our Forward-Looking Information with these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a global leader in industrialized construction. Its system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the commercial, healthcare, education and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule and outcomes.

Headquartered in the US and Canada, DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION, PLEASE CONTACT

Kim MacEachern

Investor Relations, DIRTT

403-618-4539

kmaceachern@dirtt.com